                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

We consent to the incorporation by reference in this registration statement (Form S-4) of Pierce Leahy Corp. of our report dated January 13, 1998 (except as a note 11 which is as of February 4, 1998) to the shareholders of Archivex Inc. included in Pierce Leahy Corp.'s Form 8-K dated July 2, 1998 and to all references to our Firm included in this registration statement.

Friedman & Friedman
Chartered Accountants

Montreal, Quebec
 September 4, 1998